Exhibit 10.2

AMENDMENT NO.4

TO THE LISTING AND SALES AGREEMENT

This Amendment No. 4 to the Agreement (“Amendment No. 4”) is made effective as of May 1, 2014 (“Amendment No. 4 Effective Date”) by and among Yahoo! Inc., and Yahoo! Realty Inc. (collectively “Yahoo”), on the one hand, and Zillow, Inc. (“Zillow”), on the other hand. All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree to amend the Agreement as set forth below:

1.	Section 10.1 is hereby deleted and replaced with the following new section 10.1:

“10.1 Term. Unless earlier terminated as set forth herein, this Agreement will commence upon the Effective Date and terminate on December 31, 2014 (the “Initial Term”), and thereafter, will automatically renew for successive periods of twelve (12) months each (each a “Renewal Term”) (the Initial Term and any Renewal Term shall collectively mean the “Term”),unless one Party provides the other Party with written notice of non-renewal at least 120 days prior to the end of the Initial Term or any Renewal Term.

2.	Zillow and Yahoo each represent and warrant to the other that it has the right, power and authority to enter into this Amendment No. 4.

3.	In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No. 4, the terms and conditions of this Amendment No. 4 shall control. Except as amended by this Amendment No. 4, the Agreement shall remain in full force and effect in accordance with its terms.

4.	This Amendment No. 4 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Agreement to be executed by their duly authorized representatives effective as of the Amendment No. 4 Effective Date.

YAHOO! INC.

By:	/s/ Jacqueline D. Reses

Title:	Chief Development Officer

Printed Name:	Jacqueline D. Reses

Date:	5/14/14

YAHOO! REALTY INC.

By:	/s/ Aman Kothari

Title:	SVP, Global Controller and CAO

Printed Name:	Aman Kothari

Date:	5/16/2014

ZILLOW, INC.

By:	/s/ Greg Schwartz

Title:	Chief Revenue Officer

Printed Name:	Greg Schwartz

Date:	5/7/14